Exhibit 99.1

Gregory J. Larson Executive Vice President 240.744.5120

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS RESULTS OF OPERATIONS FOR THE FOURTH QUARTER AND FULL YEAR 2009

BETHESDA, MD; February 17, 2010 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the fourth quarter and for the full year ended December 31, 2009.

•

Total revenue decreased 16.8% to $1,331 million for the fourth quarter of 2009 compared to the same period in 2008 and decreased 19.1% to $4,158 million for full year 2009 compared to the full year 2008.

•

Net loss was $72 million for the fourth quarter of 2009 compared to net income of $111 million for the fourth quarter of 2008. For the full year 2009, net loss was $258 million compared to net income of $414 million for the full year 2008. Loss per diluted share was $.12 for the fourth quarter of 2009 compared to earnings per diluted share of $.18 in 2008. For the full year 2009, loss per diluted share was $.45 compared to earnings per diluted share of $.72 for the full year 2008.

Operating results for 2009 were affected by non-cash impairment charges in the first half of 2009 and a fourth quarter accrual for a potential litigation loss, partially offset by gains associated with hotel dispositions and debt extinguishments. The net effect of these items was a decrease in earnings of $39 million, or $.07 per diluted share for the fourth quarter of 2009 and a decrease in earnings of $131 million, or $.23 per diluted share, for full year 2009. Operating results for full year 2008 include net gains on dispositions of $22 million, or $.04 per diluted share. No similar transactions occurred in the fourth quarter of 2008.

•

Funds from Operations (FFO) per diluted share was $.18 for the fourth quarter of 2009 compared to $.52 for the fourth quarter of 2008. For full year 2009, FFO per diluted share was $.51 compared to $1.71 for full year 2008. The net effect of the above transactions affecting operating results also decreased FFO per diluted share by $.06 and $.28 for the fourth quarter and full year 2009, respectively. FFO per diluted share was not affected by similar transactions in 2008.

•

Earnings and FFO per diluted share for all periods presented also include non-cash interest expense related to the Company’s exchangeable debentures in accordance with accounting requirements adopted on January 1, 2009. The increase to interest expense was $8 million and

$9 million in the fourth quarter of 2009 and 2008, respectively, and $27 million and $30 million for the full year 2009 and 2008, respectively.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $229 million for the fourth quarter 2009 compared to $414 million for the fourth quarter 2008. For full year 2009, Adjusted EBITDA was $798 million compared to $1,365 million for 2008. Adjusted EBITDA for the fourth quarter and full year 2009 has been decreased by approximately $41 million due to the fourth quarter accrual of a potential litigation loss.

For further detail of the transactions affecting net income, earnings per diluted share and FFO per diluted share, refer to the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share.”

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR decreased 14.6% and 19.9% for the fourth quarter and full year 2009 compared to 2008. Comparable hotel adjusted operating profit margins decreased 430 basis points and 520 basis points for the fourth quarter and full year 2009, respectively. For further detail, see “Notes to the Financial Information.”

BALANCE SHEET

As of December 31, 2009, the Company had over $1.6 billion of cash and cash equivalents and $600 million of available capacity under its credit facility. During the fourth quarter, the Company issued $400 million of 2.5% Exchangeable Senior Debentures due 2029 and received net proceeds of approximately $391 million, which it used in the first quarter of 2010, along with available cash, to redeem the remaining $346 million of the 7% Series M senior notes and repay the $124 million mortgage on the Atlanta Marriott Marquis. As a result of these two transactions, the Company reduced its outstanding debt by $470 million to approximately $5.4 billion and currently has approximately $1.2 billion of available cash and cash equivalents.

Beginning in August of 2009, the Company initiated a continuous equity offering program under which it may sell up to $400 million in shares of common stock in at-the-market transactions over time. The Company issued approximately 15 million shares of common stock for net proceeds of $157 million in the fourth quarter at an average net price per share of approximately $10.49. Since the inception of the program, the Company has issued nearly 28 million shares for net proceeds of over $287 million at an average net price per share of approximately $10.27.

CAPITAL EXPENDITURES

Capital expenditures totaled approximately $85 million and $340 million for the fourth quarter and full year 2009, respectively. Return on investment (ROI) and repositioning projects accounted for approximately $35 million and $176 million for the fourth quarter and full year 2009, respectively, of these expenditures. The Company expects to spend approximately $270 million to $300 million in capital expenditures in 2010.

DIVIDEND

Beginning with the first quarter of 2010, the Company intends to reinstate the payment of a quarterly dividend on its common stock and to pay a $.01 per share dividend in the first quarter. The Company paid a special common dividend of $.25 per share on December 18, 2009 to stockholders of record as of November 6, 2009, of which approximately 10% was paid with cash and approximately 90% was paid with shares of Host common stock. Based on stockholder elections and the cash requirement, the special dividend consisted of approximately $15.6 million of cash and approximately 13.4 million shares of common stock valued at a per share price of approximately $10.46. The Company intends to continue paying the cash dividend on its preferred stock.

LITIGATION LOSS

On February 8, 2010, the Company received an adverse jury verdict in a trial in the 166th Judicial District Court of Bexar County, Texas involving the sale of land encumbered by a ground lease for the San Antonio Marriott Rivercenter hotel. The jury found that the Company intentionally interfered with the attempted sale by Keystone-Texas Property Holding Corporation of the land under the San Antonio Marriott Rivercenter and slandered title to the property. The jury awarded damages that range from $42 million to $56 million, including statutory interest, as well as exemplary damages on the latter claim. The verdict is not yet final and is subject to post-trial motions. Based on the range of possible outcomes, the Company accrued an additional potential litigation loss of approximately $41 million in the fourth quarter consistent with generally accepted accounting principles. The Company believes that a number of legal rulings decided by the trial court were in error and had an adverse effect on the jury’s verdict. The Company intends to vigorously pursue these issues in post trial motions and, if necessary, on appeal.

2010 OUTLOOK

While it appears that the economy has started to recover, we believe that several factors, including uncertainty in the strength and sustainability of the economic recovery and continued high unemployment, will continue to negatively affect lodging industry fundamentals in 2010. Additionally, the uncertainty in the economic climate and its effect on business and leisure travel, combined with shorter booking lead times, continue to inhibit the Company’s ability to predict future operating results. However, assuming a decrease in comparable hotel RevPAR in the range of 0% to 5% for 2010, the Company would anticipate that 2010 operating profit margins under GAAP would range from an increase of 100 basis points to a decrease of 170 basis points and its comparable hotel adjusted operating profit margins would decrease approximately 175 basis points to 350 basis points. Based upon these parameters, the Company estimates the following would occur:

•	loss per diluted share should be approximately $.32 to $.49;

•	net loss should be approximately $207 million to $315 million;

•	FFO per diluted share should be approximately $.57 to $.41 (which has been reduced by $.01 per share for debt prepayment costs for the Series M senior notes repaid in early 2010); and

•	Adjusted EBITDA should be approximately $750 million to $635 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 110 properties with approximately 61,000 rooms, and also holds a non-controlling interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 16, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 2% of the partnership interests in Host LP held by outside partners as of December 31, 2009, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

2009 OPERATING RESULTS	PAGE NO.

Consolidated Balance Sheets
December 31, 2009 (unaudited) and December 31, 2008	6

Consolidated Statements of Operations (unaudited)
Quarter and Year Ended December 31, 2009 and December 31, 2008	7

Earnings per Common Share	8

Hotel Operating Data
Comparable Hotels by Region and Property Type	9
Schedule of Comparable Hotel Results	10

Other Financial and Operating Data	12

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and
Funds From Operations per Diluted Share	14

2010 FORECAST INFORMATION

Reconciliation of Net Income to EBITDA. Adjusted EBITDA
and Funds From Operations per Diluted Share for 2010 Forecasts	16

Schedule of Comparable Hotel Adjusted Operating Profit Margin for
2010 Forecasts	17

Notes to Financial Information	18

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	December 31,
	2009	2008
	(unaudited)
ASSETS

Property and equipment, net	$10,231	$10,739
Assets held for sale	8	—
Due from managers	29	65
Investments in affiliates	153	229
Deferred financing costs, net	49	46
Furniture, fixtures and equipment replacement fund	124	119
Other	266	200
Restricted cash	53	44
Cash and cash equivalents	1,642	508

Total assets	$12,555	$11,950

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $1,123 million and $916 million, respectively, net of discount, of Exchangeable Senior Debentures (b)	$4,534	$3,943
Mortgage debt	1,217	1,436
Credit facility	—	410
Other	86	87

Total debt	5,837	5,876
Accounts payable and accrued expenses	174	119
Other	194	183

Total liabilities	6,205	6,178

Non-controlling interests—Host Hotels & Resorts, L.P.	139	158

Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4 million shares issued and outstanding, respectively	97	97
Common stock, par value $.01, 1,050 million shares and 750 million shares authorized, respectively; 646.3 million shares and 525.3 million shares issued and outstanding, respectively	6	5
Additional paid-in capital	6,875	5,868
Accumulated other comprehensive income	12	5
Deficit	(801)	(385)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,189	5,590
Non-controlling interests—other consolidated partnerships (c)	22	24

Total equity	6,211	5,614

Total liabilities, non-controlling interests and equity	$12,555	$11,950

(a)	Our consolidated balance sheet as of December 31, 2009 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	As a result of the adoption of a new accounting requirement for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) on January 1, 2009, we separately account for the liability and equity components of our Exchangeable Senior Debentures (the “Debentures”). The principal balance shown has been reduced by $124 million and $76 million as of December 31, 2009 and December 31, 2008, respectively, with an offsetting increase to equity. The face amount of the Debentures was $1,251 million at December 31, 2009. See notes to “Other Financial and Operating Data,” for further discussion.
(c)	As a result of the adoption of a new accounting requirement on January 1, 2009, non-controlling interests of other consolidated partnerships (previously referred to as “Interest of minority partners of other consolidated partnerships”) are now included as a separate component of equity.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Revenues
Rooms	$796	$949	$2,497	$3,116
Food and beverage	416	500	1,243	1,556
Other	88	111	311	348

Total hotel sales	1,300	1,560	4,051	5,020
Rental income	31	40	107	119

Total revenues	1,331	1,600	4,158	5,139

Expenses
Rooms	219	237	686	766
Food and beverage	310	363	940	1,139
Hotel departmental expenses	350	393	1,109	1,259
Management fees	54	72	160	242
Other property-level expenses	117	124	387	386
Depreciation and amortization (b)	187	181	662	557
Corporate and other expenses (c)	64	13	116	58
Gain on insurance settlement	—	—	—	(7)

Total operating costs and expenses	1,301	1,383	4,060	4,400

Operating profit	30	217	98	739
Interest income	1	7	7	20
Interest expense (d)	(115)	(114)	(379)	(375)
Net gains on property transactions and other	1	—	14	2
Gain on foreign currency transactions and derivatives	—	1	5	1
Equity in earnings (losses) of affiliates (b)	5	(13)	(32)	(10)

Income (loss) before income taxes	(78)	98	(287)	377
Benefit for income taxes	10	14	39	3

Income (loss) from continuing operations	(68)	112	(248)	380
Income (loss) from discontinued operations	(4)	(1)	(10)	34

Net income (loss)	(72)	111	(258)	414
Less: Net (income) loss attributable to non-controlling interests (d)	1	(2)	6	(19)

Net income (loss) attributable to common stockholders	(71)	109	(252)	395
Less: Dividends on preferred stock	(2)	(2)	(9)	(9)

Net income (loss) available to common stockholders	$(73)	$107	$(261)	$386

Basic earnings (loss) per common share:
Continuing operations	$(.11)	$.20	$(.43)	$.67
Discontinued operations	(.01)	—	(.02)	.07

Basic earnings (loss) per common share	$(.12)	$.20	$(.45)	$.74

Diluted earnings (loss) per common share:
Continuing operations	$(.11)	$.18	$(.43)	$.65
Discontinued operations	(.01)	—	(.02)	.07

Diluted earnings (loss) per common share	$(.12)	$.18	$(.45)	$.72

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	During 2009, we identified several properties to be tested for impairment based on certain triggering events, as prescribed by GAAP. We tested these properties for impairment based on management’s estimate of expected future undiscounted cash flows over our expected holding period. As a result, we recorded non-cash impairment charges totaling $131 million and $3 million in 2009 and 2008, respectively, based on the difference between the properties’ fair values and their carrying amounts. $66 million has been included in depreciation expense and $31 million was included in discontinued operations for full year 2009. The remaining $34 million of impairment charges was for our investment in the European joint venture, which is included in equity in earnings (losses) of affiliates.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(c)	Corporate and other expenses include a fourth quarter expense accrual of approximately $41 million for a potential litigation loss.
(d)	Interest expense includes $8 million and $9 million for the fourth quarter of 2009 and 2008, respectively, and $27 million and $30 million for full year 2009 and 2008, respectively, in connection with the adoption of a new accounting requirement regarding the Debentures on January 1, 2009. Interest expense for full year 2009 also includes a $3 million gain on the first quarter repurchase of a portion of the 3.25% Exchangeable Senior Debentures issued in April 2004 (the “2004 Debentures”) and a $2 million gain on the third and fourth quarter repurchases of a portion of the 2.625% Exchangeable Senior Debentures (the “2007 Debentures”). See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for further discussion.
(e)	As a result of the adoption of a new accounting requirement on January 1, 2009, net income attributable to non-controlling interests of Host LP and of other non-consolidated partnerships are no longer included in the determination of net income. Prior periods have been revised to reflect this presentation. The net income attributable to non-controlling interests is included in the net income available to common stockholders; therefore, the implementation of this requirement had no effect on our basic or diluted earnings per share calculation.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Net income (loss)	$(72)	$111	$(258)	$414
Net (income) loss attributable to non-controlling interests	1	(2)	6	(19)
Dividends on preferred stock	(2)	(2)	(9)	(9)

Earnings (loss) available to common stockholders	(73)	107	(261)	386
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (a)	—	(12)	(2)	(8)

Diluted earnings (loss) available to common stockholders	$(73)	$95	$(263)	$378

Basic weighted average shares outstanding	626.5	523.3	586.3	521.6
Diluted weighted average shares outstanding (b)	626.5	527.1	587.2	527.4

Basic earnings (loss) per share (c)	$(.12)	$.20	$(.45)	$.74
Diluted earnings (loss) per share (c) (d)	$(.12)	$.18	$(.45)	$.72

(a)	During the first quarter of 2009 and fourth quarter 2008, we repurchased $75 million and $100 million face amount, respectively, of the 2004 Debentures with a carrying value of $72 million and $96 million for approximately $69 million and $82 million, respectively. The adjustments to dilutive earnings per common share related to the repurchased 2004 Debentures include a $3 million and $14 million gain, respectively, net of interest expense on the repurchased Debentures.
(b)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(c)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities.
(d)	See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share for which no adjustments were made.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of December 31, 2009		Quarter ended December 31, 2009			Quarter ended December 31, 2008
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,943	$162.94	64.8%	$105.66	$191.25	66.7%	$127.58	(17.2)%
Mid-Atlantic	10	8,330	250.48	81.7	204.60	296.10	79.5	235.28	(13.0)
North Central	14	6,204	134.71	61.3	82.61	155.09	63.3	98.12	(15.8)
South Central	9	5,687	142.10	61.6	87.59	162.75	65.0	105.78	(17.2)
Florida	9	5,677	166.62	58.3	97.18	189.48	56.8	107.69	(9.8)
DC Metro	12	5,416	189.80	69.6	132.06	206.01	70.1	144.49	(8.6)
New England	8	4,297	166.63	67.2	111.99	183.58	67.6	124.07	(9.7)
Atlanta	8	4,252	150.86	54.5	82.26	178.35	60.6	108.12	(23.9)
Mountain	7	2,889	148.35	58.9	87.41	175.94	62.7	110.26	(20.7)
International	7	2,473	153.03	62.9	96.30	166.44	65.5	109.04	(11.7)

All Regions	111	61,168	174.73	65.4	114.27	200.44	66.7	133.77	(14.6)

	As of December 31, 2009		Year ended December 31, 2009			Year ended December 31, 2008
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,943	$169.46	67.4%	$114.22	$198.45	73.7%	$146.16	(21.9)%
Mid-Atlantic	10	8,330	219.22	76.4	167.47	270.15	79.8	215.56	(22.3)
North Central	14	6,204	130.93	60.8	79.64	152.23	65.5	99.72	(20.1)
South Central	9	5,687	143.88	63.8	91.83	161.26	67.7	109.11	(15.8)
Florida	9	5,677	182.88	62.9	115.04	211.20	69.7	147.21	(21.9)
DC Metro	12	5,416	190.52	73.6	140.13	199.85	74.4	148.77	(5.8)
New England	8	4,297	161.76	63.7	103.11	179.11	71.9	128.85	(20.0)
Atlanta	8	4,252	152.32	58.2	88.63	172.87	66.0	114.01	(22.3)
Mountain	7	2,889	157.85	59.4	93.69	182.43	66.5	121.36	(22.8)
International	7	2,473	143.29	61.6	88.21	170.63	68.1	116.22	(24.1)

All Regions	111	61,168	171.61	66.2	113.68	198.30	71.6	141.97	(19.9)

Comparable Hotels by Property Type (a)

	As of December 31, 2009		Quarter ended December 31, 2009			Quarter ended December 31, 2008
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	53	34,485	$194.12	68.7%	$133.28	$220.98	69.5%	$153.55	(13.2)%
Suburban	31	11,646	134.47	60.1	80.85	157.88	61.6	97.31	(16.9)
Resort/Conference	13	8,082	199.44	55.7	110.99	226.81	58.6	132.96	(16.5)
Airport	14	6,955	113.27	69.5	78.67	135.77	71.1	96.58	(18.5)

All Types	111	61,168	174.73	65.4	114.27	200.44	66.7	133.77	(14.6)

	As of December 31, 2009		Year ended December 31, 2009			Year ended December 31, 2008
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	53	34,485	$183.44	69.0%	$126.64	$211.15	73.6%	$155.39	(18.5)%
Suburban	31	11,646	138.72	60.2	83.45	160.68	66.1	106.19	(21.4)
Resort/Conference	13	8,082	215.19	61.1	131.57	248.61	69.0	171.45	(23.3)
Airport	14	6,955	115.61	68.5	79.18	136.71	74.0	101.14	(21.7)

All Types	111	61,168	171.61	66.2	113.68	198.30	71.6	141.97	(19.9)

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Number of hotels	111	111	111	111
Number of rooms	61,168	61,168	61,168	61,168
Percent change in comparable hotel RevPAR	(14.6)%	—	(19.9)%	—
Operating profit margin under GAAP (b)	2.3%	13.6%	2.4%	14.4%
Comparable hotel adjusted operating profit margin (b)(c)	21.2%	25.5%	21.1%	26.3%

Comparable hotel sales
Room	$810	$948	$2,533	$3,166
Food and beverage	425	505	1,266	1,591
Other	91	111	321	362

Comparable hotel sales (d)	1,326	1,564	4,120	5,119

Comparable hotel expenses
Room	223	238	694	779
Food and beverage	317	367	957	1,164
Other	49	57	160	189
Management fees, ground rent and other costs	456	504	1,438	1,639

Comparable hotel expenses (e)	1,045	1,166	3,249	3,771

Comparable hotel adjusted operating profit	281	398	871	1,348
Non-comparable hotel results, net (f)	(1)	4	3	(1)
Office buildings and select service properties, net (g)	1	8	1	7
Comparable hotels classified as held-for-sale, net	—	1	1	—
Depreciation and amortization	(187)	(181)	(662)	(557)
Corporate and other expenses	(64)	(13)	(116)	(58)

Operating profit	$30	$217	$98	$739

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The decline in GAAP margins and comparable hotel adjusted operating profit margins includes the effect of the following two items of approximately 50 basis points for the quarter and full year periods ended December 31, 2009. (1) The 2008 full year comparable hotel operating profit includes business interruption proceeds of approximately $5 million, net of expenses, received in 2008 for the New Orleans Marriott which had previously been non-comparable. We did not receive any business interruption proceeds in 2009. (2) We have incurred additional expenses in 2009 due to the treatment of the ground lease payments related to the New York Marriott Marquis. Since the renegotiation of the ground lease on the New York Marriott Marquis in 1998, the ground lease payments have reduced the deferred ground rent liability, and more recently, have been applied against the deferred purchase price of the land. As a result, there was no operating profit reduction for these payments. In 2009, a small portion of the payments funded the deferred purchase price and the remainder of approximately $7 million and $19 million for the quarter and full year, respectively, have been treated as rent and deducted from operating profit.
(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Revenues per the consolidated statements of operations	$1,331	$1,600	$4,158	$5,139
Hotel sales for comparable hotels classified as held-for-sale	4	4	11	12
Business interruption revenues for comparable hotels	—	—	—	7
Hotel sales for the property for which we record rental income, net	12	13	42	51
Rental income for office buildings and select service hotels	(26)	(33)	(84)	(91)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott- managed hotels	5	(20)	(7)	1

Comparable hotel sales	$1,326	$1,564	$4,120	$5,119

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Operating costs and expenses per the consolidated statements of operations	$1,301	$1,383	$4,060	$4,400
Hotel expenses for comparable hotels classified as held-for-sale	4	5	12	12
Hotel expenses for the property for which we record rental income	12	12	42	51
Rent expense for office buildings and select service hotels	(25)	(25)	(83)	(84)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	4	(15)	(4)	—
Depreciation and amortization	(187)	(181)	(662)	(557)
Corporate and other expenses	(64)	(13)	(116)	(58)
Gain on insurance settlement	—	—	—	7

Comparable hotel expenses	$1,045	$1,166	$3,249	$3,771

(f)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(g)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	December 31,
	2009	2008
Equity
Common shares outstanding	646.3	525.3
Common shares outstanding assuming conversion of minority partner OP Units (a)	658.2	540.4
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0

Security pricing
Common (b)	$11.67	$7.57
Class E Preferred (b)	$25.23	$17.20
3 1/4% Exchangeable Senior Debentures (c)	$1,002.8	$861.51
2 5/8% Exchangeable Senior Debentures (c)	$942.1	$663.70
2 1/2% Exchangeable Senior Debentures (c)	$1,062.8	$—

Dividends declared per share for calendar year
Common (d)	$.25	$.65
Class E Preferred (e)	$2.22	$2.22

Debt
Series K senior notes, with a rate of 7 1/8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012 (f)	344	348
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/8% due November 2014	498	497
Series T senior notes, with a rate of 9% due May 2017	387	—
Exchangeable Senior Debentures, with a rate of 3 1/4% due April 2024 (g)(h)	323	383
Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027 (g)(h)	484	533
Exchangeable Senior Debentures, with a rate of 2 1/2% due October 2029 (the “2009 Debentures”) (h)	316	—
Senior notes, with rate of 10.0% due May 2012	7	7

Total senior notes	4,534	3,943
Mortgage debt (non-recourse) secured by $1.5 billion and $2.1 billion of real estate assets, with an average interest rate of 5.1% and 6.2% at December 31, 2009 and December 31, 2008, respectively, maturing through December 2023 (f)(i)	1,217	1,436
Credit facility, including the $210 million term loan(j)	—	410
Other	86	87

Total debt (k)(l)	$5,837	$5,876

Percentage of fixed rate debt	88%	88%
Weighted average interest rate	6.6%	6.4%
Weighted average debt maturity	4.4 years	4.6 years

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Hotel Operating Statistics for All Properties (m)
Average daily rate	$174.31	$198.84	$170.93	$196.70
Average occupancy	65.2%	66.6%	65.9%	71.4%
RevPAR	$113.61	$132.36	$112.57	$140.35

(a)	In connection with the 2009 $.25 per share common dividend described below, common OP unit holders received the cash distribution of 10% of the $0.25 per share dividend paid by Host to its common stockholders, or $0.025 per OP unit, but did not receive an equivalent per unit distribution for the 90% of the dividend paid with Host common stock. Therefore, subsequent to the issuance of shares of common stock to stockholders of Host, each OP Unit is now convertible into 1.021494 common shares. At December 31, 2009, there are 11.7 million common OP Units held by minority partners that are convertible into 11.9 million shares of Host common stock.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(d)	In reliance on the specific terms of guidance issued by the IRS and, subject to certain elections by our stockholders and the effect of a 10% cash limitation, Host paid approximately 90% of the special dividend with Host common stock or 13.4 million common shares, with the remaining 10% paid with cash of approximately $15.6 million.
(e)	On December 16, 2009, we declared a fourth quarter preferred cash dividend of $.5546875 per share for our Class E cumulative redeemable preferred stock.
(f)	During the first quarter of 2010, we used the proceeds from the issuance of the 2009 Debentures and available cash to repurchase $346 million face amount of our Series M senior notes and to repay the mortgage debt on Atlanta Marriott Marquis of $124 million.
(g)	During the first quarter of 2009, we repurchased $75 million face amount of the 2004 Debentures with a carrying value of $72 million for $69 million. We recorded a gain on repurchase of approximately $3 million. During the third and fourth quarters of 2009, we repurchased approximately $74 million face amount of the 2007 Debentures with a carrying value of $68 million for $66 million. We recorded a gain on repurchase of approximately $2 million.
(h)	During the first quarter of 2009, we adopted a new accounting requirement that issuers of cash-settled exchangeable debentures must separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate on the instrument’s issuance date. Therefore, we are required to record the debt components of the Debentures at fair value as of the date of issuance with the adjustment to additional paid-in capital and amortize the resulting discount as an increase to interest expense over the expected life of the debt. The principal balance shown has been reduced by $124 million and $76 million as of December 31, 2009 and December 31, 2008, respectively, which reflects the remaining unamortized discount at these dates. The discounts will be amortized through the first date at which the holders can require Host to repurchase the Debentures for cash (April 2010 for the 2004 Debentures, April 2012 for the 2007 Debentures and October 2015 for the 2009 Debentures). The face amount of the 2004, 2007 and 2009 Debentures is $325 million, $526 million and $400 million, respectively, at December 31, 2009.
(i)	The assets securing mortgage debt represents the book value of real estate assets, net of accumulated depreciation. These amounts do not represent the current market value of the assets.
(j)	Currently, we have $600 million of available capacity under the revolver portion of the credit facility.
(k)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2009, our non-controlling partners’ share of consolidated debt is $68 million and our share of debt in unconsolidated investments is $332 million.
(l)	Total debt as of December 31, 2009 and December 31, 2008 includes net discounts of $142 million and $86 million, respectively.
(m)	The operating statistics reflect all consolidated properties as of December 31, 2009 and December 31, 2008, respectively. The operating statistics include the results of operations for six properties disposed of in 2009 (including one hotel for which our ground lease expired in 2009 and will revert back to the ground lessor) and two properties disposed of in 2008 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Net income (loss)	$(72)	$111	$(258)	$414
Interest expense	115	114	379	375
Depreciation and amortization	187	181	597	557
Income taxes	(10)	(14)	(39)	(3)
Discontinued operations (a)	—	10	8	23

EBITDA	220	402	687	1,366
Gains on dispositions	—	—	(35)	(24)
Non-cash impairment charges	—	3	131	3
Amortization of deferred gains	(1)	(1)	(4)	(4)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(5)	13	(3)	10
Pro rata EBITDA of equity investments	17	1	33	30
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(2)	(4)	(11)	(16)

Adjusted EBITDA (b)	$229	$414	$798	$1,365

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(b)	Adjusted EBITDA for the fourth quarter and full year 2009 has been reduced by $41 million due to the accrual of a potential litigation loss.

	Quarter ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Net income (loss)	$(72)	$111	$(258)	$414
Less: Net (income) loss attributable to non-controlling interests	1	(2)	6	(19)
Dividends on preferred stock	(2)	(2)	(9)	(9)

Net income (loss) available to common Stockholders	(73)	107	(261)	386
Adjustments:
Gains on dispositions, net of taxes	—	—	(31)	(23)
Amortization of deferred gains and other property transactions, net of taxes	(1)	(1)	(4)	(4)
Depreciation and amortization (a)	187	191	604	578
Partnership adjustments	2	6	4	27
FFO of non-controlling interests of Host LP	(2)	(10)	(7)	(37)
Adjustments for dilutive securities (b):
Assuming conversion of 2004 Exchangeable Senior Debentures	—	8	—	26
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Debentures (c)	—	(12)	(2)	(8)

Diluted FFO (d)	$113	$289	$303	$945

Diluted weighted average shares outstanding (d)	628.9	552.4	589.0	552.8

Diluted FFO per share (d)	$.18	$.52	$.51	$1.71

(a)	In accordance with the guidance on FFO per diluted share provided by the National Association of Real Estate Investment Trusts, we do not adjust net income for the non-cash impairment charges when determining our FFO per diluted share.
(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(c)

During the first quarter of 2009 and fourth quarter of 2008, we repurchased $75 million and $100 million face amount, respectively, of the 2004 Debentures with a carrying value of $72 million and $96 million for $69 million and $82 million, respectively. The adjustments to dilutive FFO related to the 2004 Debentures repurchased include the

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

$3 million and $14 million gain on repurchase in 2009 and 2008, respectively, net of interest expense on the repurchased Debentures.
(d)	FFO per diluted share and earnings per diluted share were significantly affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended December 31, 2009		Quarter ended December 31, 2008
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Loss on litigation (1)	$(41)	$(41)	$—	$—
Gain (loss) on debt extinguishments (2)	1	1	—	—
(Gain) loss attributable to non-controlling interests (3)	1	1	—	—

Total (4)	$(39)	$(39)	$—	$—

Diluted shares	626.5	628.9	527.1	552.4
Per diluted share	$(.07)	$(.06)	$—	$—

	Year ended December 31, 2009		Year ended December 31, 2008
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain on dispositions, net of taxes	$31	$—	$23	$—
Loss on litigation (1)	(41)	(41)	—	—
Non-cash impairment charges	(131)	(131)	—	—
Gain (loss) on debt extinguishments and the CMBS defeasance (2)	7	7	—	—
(Gain) loss attributable to non-controlling interests (3)	3	3	(1)	—

Total (4)	$(131)	$(162)	$22	$—

Diluted shares	587.2	589.7	527.4	552.8
Per diluted share	$(.23)	$(.28)	$.04	$—

(1)	Includes the accrual of a potential litigation loss in the fourth quarter of 2009.
(2)	Includes gains/losses associated with the repurchase of our 2007 Debentures and the repayment of the term loan. Additionally, as prescribed by the sharing agreement with the successor borrower in connection with the 2007 defeasance of $514 million in collateralized mortgage-backed securities, we received $7 million and recorded the gain as a reduction of interest expense in the second quarter 2009. The loan had an initial maturity date of September 15, 2009, and was prepayable beginning on May 1, 2009. We had been legally released from all obligations under the loan upon the defeasance in 2007.
(3)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.
(4)	Earnings and FFO per diluted share for all periods presented also include non-cash interest expense related to the Company’s exchangeable debentures in accordance with accounting requirements adopted on January 1, 2009. The increase to interest expense was $8 million and $9 million in the fourth quarter of 2009 and 2008 (or $.01 for FFO and earnings per diluted share for both periods), respectively, and $27 million and $30 million for the full year 2009 and 2008 (or $.03 for FFO per diluted share and $.04 for earnings per diluted share for both full year periods), respectively.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2010 Forecasts (a)

(unaudited, in millions, except per share amounts)

	2010 Forecast
	Low end of range	High end of range
Net loss	$(315)	$(207)
Interest expense (b)	369	369
Depreciation and amortization	598	598
Income taxes	(30)	(23)

EBITDA	622	737
Gains on dispositions	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	8	8
Pro rata Adjusted EBITDA of equity investments	23	23
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(13)	(13)

Adjusted EBITDA	$635	$750

	2010 Forecast
	Low end of Range	High end of Range
Net loss	$(315)	$(207)
Less: Net loss attributable to non-controlling interests	6	4
Dividends on preferred stock	(9)	(9)

Net loss available to common stockholders	(318)	(212)
Adjustments:
Depreciation and amortization	596	596
Gain on dispositions, net of taxes	(5)	(5)
Partnership adjustments	3	4
FFO of non-controlling interests of Host LP	(5)	(6)

Diluted FFO	$271	$377

Weighted average diluted shares (EPS)	654.6	654.6
Weighted average diluted shares (FFO)	657.0	657.0
Loss per diluted share	$(.49)	$(.32)
FFO per diluted share	$.41	$.57

(a)	The 2010 forecasts were based on the below assumptions:
•	Comparable hotel RevPAR will decrease 0% to 5% for the high and low ends of the forecasted range, respectively.
•	Comparable hotel adjusted operating profit margins will range from a decrease of 175 basis points to 350 basis points for the high and low ends of the forecasted range, respectively.
•	We expect to spend approximately $270 million to $300 million on capital expenditures in 2010.
•	FFO per diluted share includes a loss on the redemption of our Series M senior notes of $8 million, or $.01 per diluted share due to the associated prepayment premium.

For a discussion of additional items that may affect forecasted results see Notes to the Financial Information.

(b)	Interest expense includes approximately $50 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2010 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2010 Forecast
	Low end of range	High end of range
Operating profit margin under GAAP (b)	0.7%	3.4%
Comparable hotel adjusted operating profit margin (c)	17.7%	19.4%

Comparable hotel sales
Room	$2,400	$2,526
Other	1,528	1,608

Comparable hotel sales (d)	3,928	4,134

Comparable hotel expenses
Rooms and other departmental costs	1,796	1,875
Management fees, ground rent and other costs	1,436	1,455

Comparable hotel expenses (e)	3,232	3,330

Comparable hotel adjusted operating profit	696	804
Non-comparable hotel results, net	2	9
Office buildings and select service properties, net	2	2
Depreciation and amortization	(598)	(598)
Corporate and other expenses	(76)	(76)

Operating profit	$26	$141

(a)	Forecasted comparable hotel results include 110 hotels that we have assumed will be classified as comparable as of December 31, 2010. No assurances can be made as to the hotels that will be in the comparable hotel set for 2010. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share For Full Year 2010 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2010 Forecast
	Low end of range	High end of range
Revenues	$3,979	$4,190
Non-comparable hotel sales	(13)	(18)
Hotel sales for the property for which we record rental income, net	47	47
Rental income for office buildings and select service hotels	(85)	(85)

Comparable hotel sales	$3,928	$4,134

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2010 Forecast
	Low end of range	High end of range
Operating costs and expenses	$3,953	$4,049
Non-comparable hotel expenses	(11)	(9)
Hotel expenses for the property for which we record rental income	47	47
Rent expense for office buildings and select service hotels	(83)	(83)
Depreciation and amortization	(598)	(598)
Corporate and other expenses	(76)	(76)

Comparable hotel expenses	$3,232	$3,330

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following: the level of RevPAR and margin growth may change significantly and the continued economic uncertainty and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and, accordingly, our ability to predict operating results; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the number of shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our filings with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2009 ended on September 11, and the third quarter of 2008 ended on September 5, though both quarters reflect twelve weeks of operations. In contrast, the fourth quarter results for 2009 reflect 111 days of operations, while our fourth quarter results for 2008 reflect 117 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 41% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. However, for years such as 2008, where Marriott reports its operations based on a 53 week year and a fourth quarter of 17 weeks, for comparative purposes, we exclude the extra week of operations and still reflect 52 weeks for the full year and 16 weeks for the fourth quarter. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year. This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the fourth quarter of 2009 reflect 16 weeks of operations for the period from September 12, 2009 to January 1, 2010 for our Marriott-managed hotels and results from September 1, 2009 to December 31, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the fourth quarter of 2008 reflect 16 weeks of operations for the period from September 6, 2008 to December 26, 2008 for our Marriott-managed hotels and results from September 1, 2008 to December 31, 2008 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2009 reflect 52 weeks for the period from January 3, 2009 to January 1, 2010 for our Marriott-managed hotels and results from January 1, 2009 to December 31, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2008 reflect 52 weeks for the period from December 29, 2007 to December 26, 2008 for our Marriott-managed hotels and results from January 1, 2008 to December 31, 2008 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. All of our hotels that we owned as of December 31, 2009, have been classified as comparable hotels.

The operating results of six hotels we disposed of in 2009 (including one hotel for which our ground lease expired in 2009 and will revert back to the ground lessor) and two hotels we disposed of in 2008 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of

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Notes to Financial Information

operations because it includes our pro rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments –We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results

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Notes to Financial Information

because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.